Exhibit 99.1

News Release

Ashland reports preliminary financial results for fourth quarter of fiscal year 2020

•	Sales of $609 million, flat compared to the prior-year quarter
•	Net income of $5 million, or $0.07 per diluted share
•	Income from continuing operations was zero
•	Adjusted income from continuing operations excluding intangibles amortization expense of $76 million, or $1.25 per diluted share
•	Adjusted EBITDA of $154 million
•	Cash flows provided by operating activities of $160 million; free cash flows of $116 million

WILMINGTON, Del., November 10, 2020 – Ashland Global Holdings Inc. (NYSE: ASH) today announced preliminary1 financial results for the fourth quarter of fiscal year 2020 which ended September 30, 2020. The global specialty materials company serves customers in a wide range of consumer and industrial markets.

Ashland’s financial results during the quarter reflected both strong resiliency in demand and the positive impact of significant self-directed actions to reduce costs and right-size inventory levels. Sales were approximately $609 million, flat compared to the prior-year period and six percent greater than the June quarter, driven by continued strength in Consumer Specialties and improving demand within Industrial Specialties.

Net income was $5 million compared to net income of $411 million in the prior-year quarter, as the prior year included earnings and gains from the Composites and Marl businesses. Income from continuing operations was zero compared to income of $27 million in the prior-year quarter, or zero per diluted share compared to $0.44 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $76 million compared to $64 million in the prior-year quarter, or $1.25 per diluted share, up from $1.03 in the prior-year quarter. Adjusted EBITDA was $154 million, up from $150 million in the prior-year quarter, driven primarily by lower operating expenses and improved product mix in both the Consumer Specialties and Industrial Specialties segments.

Cash flows provided by operating activities totaled $160 million compared to $135 million in the prior-year quarter. Free cash flows totaled $116 million compared to $83 million in the prior-year quarter, driven primarily by increased earnings and the Company’s efforts to reduce overall inventory levels by $99 million, partially offset by $11 million of foreign currency impact. The one-time costs to achieve the inventory-reduction totaled $47 million. These one-time costs are excluded from the Company’s adjusted results.

“Ashland’s financial results in the fourth quarter demonstrate the strength of our specialty materials portfolio and the importance of the actions we are taking internally,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Our priorities are the health and safety of our employees and the continued supply of products to customers in the critical industries we serve. Our consumer business units performed particularly well as we experienced continued strong demand by our customers in Life Sciences and Personal Care and Household. Furthermore, our industrial business units realized substantial sequential improvement as global industrial demand continued to recover throughout the quarter.”

“I am pleased with the progress our team has made driving improvements to our cost structure and balance sheet,” continued Novo. “The combined benefit of selling, administrative and research and development cost reductions, plus improved product mix and lower raw-material costs in Consumer and Industrial Specialties again yielded year-over-year adjusted EBITDA growth during the quarter. In addition, we exceeded our original target for reduced inventory levels, which contributed to improved cash flow generation. I am confident that our continued internal actions will position us well for the upcoming fiscal year and beyond. I look forward to sharing additional thoughts on our plans and the progress we have made during the conference call with securities analysts tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Consumer Specialties

Sales were $344 million, up four percent from the prior-year quarter. The Life Sciences and Personal Care & Household business units performed well with particular strength demonstrated by pharmaceutical excipients, biofunctional ingredients and additives for hand sanitizers. Importantly, our nutraceuticals business also returned to growth.

Operating income was $39 million, compared to $53 million in the prior-year quarter. Adjusted EBITDA was $97 million, up 10% from the prior-year quarter, reflecting higher sales, favorable price/mix and lower selling, administrative, research and development costs.

Industrial Specialties

Sales were $240 million, down three percent from the prior-year quarter, due primarily to lower industrial demand across the globe reflecting the impact of the COVID-19 pandemic. Sales grew sequentially by 17% compared to the June quarter as global industrial demand continued to recover.

Operating income was $21 million, compared to $37 million in the prior-year quarter. Adjusted EBITDA was $64 million, up three percent from the prior-year quarter, as lower volume was more than offset by favorable price/mix and lower operating costs.

Intermediates & Solvents

Sales were $28 million, down 33% from the prior-year quarter, due primarily to lower merchant and captive volumes.

Operating loss was $3 million, down from operating income of $9 million in the prior-year quarter. Adjusted EBITDA was $6 million, down from $13 million in the prior-year quarter, primarily reflecting lower merchant and captive volumes.

Unallocated & Other

Unallocated and Other expense was $42 million, compared to $14 million in the prior-year quarter, primarily due to higher restructuring-related expenses. Adjusted Unallocated and Other expense was $13 million, compared to $14 million in the prior-year quarter.

Conference Call Webcast

Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9:00 a.m. ET Wednesday, November 11, 2020. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,500 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-K is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations: Seth A. Mrozek +1 (302) 594-5010 samrozek@ashland.com	Media Relations: Carolmarie C. Brown +1 (302) 995-3158 ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019

Sales	$609	$609	$2,326	$2,493
Cost of sales	448	400	1,619	1,726
GROSS PROFIT	161	209	707	767
Selling, general and administrative expense	109	88	424	453
Research and development expense	16	15	64	66
Intangibles amortization expense	21	21	85	86
Equity and other income	-	-	8	4
Goodwill impairment	-	-	530	-
OPERATING INCOME (LOSS)	15	85	(388)	166
Net interest and other expense	6	26	119	99
Other net periodic benefit income (loss)	-	(11)	2	5
Net income (loss) on divestitures	-	1	2	(2)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	9	49	(503)	70
Income tax expense (benefit)	9	22	(12)	46
INCOME (LOSS) FROM CONTINUING OPERATIONS	-	27	(491)	24
Income (loss) from discontinued operations (net of income taxes)	5	384	(17)	481
NET INCOME (LOSS)	$5	$411	$(508)	$505

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$-	$0.44	$(8.10)	$0.39
Income (loss) from discontinued operations	0.07	6.27	(0.29)	7.64
Net income (loss)	$0.07	$6.71	$(8.39)	$8.03

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	61	61	61	63

SALES
Life Sciences	180	176	708	732
Personal Care and Household	164	156	615	651
Consumer Specialties	344	332	1,323	1,383
Specialty Additives	160	160	589	654
Performance Adhesives	80	87	310	345
Industrial Specialties	240	247	899	999
Intermediates & Solvents	28	42	129	160
Intersegment Sales	(3)	(12)	(25)	(49)
	$609	$609	$2,326	$2,493

OPERATING INCOME (LOSS)
Life Sciences	26	26	123	114
Personal Care and Household	13	27	(296)	85
Consumer Specialties	39	53	(173)	199
Specialty Additives	5	22	(132)	18
Performance Adhesives	16	15	56	58
Industrial Specialties	21	37	(76)	76
Intermediates & Solvents	(3)	9	(10)	28
Unallocated and other	(42)	(14)	(129)	(137)
	$15	$85	$(388)	$166

(a)

As a result of the loss from continuing operations for the twelve months ending September 30, 2020, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for the applicable periods.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$454	$232
Accounts receivable	471	481
Inventories	529	597
Other assets	87	64
Held for sale	6	59
Total current assets	1,547	1,433

Noncurrent assets
Property, plant and equipment
Cost	3,265	3,165
Accumulated depreciation	1,700	1,588
Net property, plant and equipment	1,565	1,577

Goodwill	1,758	2,253
Intangibles	1,013	1,088
Operating lease assets, net	137	-
Restricted investments	301	310
Asbestos insurance receivable	136	157
Deferred income taxes	26	23
Other assets	394	410
Total noncurrent assets	5,330	5,818

Total assets	$6,877	$7,251

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$280	$166
Trade and other payables	233	313
Accrued expenses and other liabilities	277	271
Current operating lease obligations	23	-
Held for sale	-	7
Total current liabilities	813	757

Noncurrent liabilities
Long-term debt	1,573	1,501
Asbestos litigation reserve	513	555
Deferred income taxes	229	264
Employee benefit obligations	157	150
Operating lease obligations	124	-
Other liabilities	432	453
Total noncurrent liabilities	3,028	2,923

Stockholders' equity	3,036	3,571

Total liabilities and stockholders' equity	$6,877	$7,251

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2020	2019	2020	2019
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income (loss)	$5	$411	$(508)	$505
Loss from discontinued operations (net of taxes)	(5)	(384)	17	(481)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	63	64	247	289
Original issue discount and debt issuance cost amortization	1	7	15	13
Deferred income taxes	(13)	19	(43)	20
Distributions to equity affiliates	2	-	1	-
Stock based compensation expense	3	5	14	21
Excess tax benefit on stock based compensation	-	9	1	11
Loss on early retirement of debt	-	-	59	-
(Income) loss from restricted investments	(13)	(7)	(30)	(17)
Net (income) loss on divestitures	(3)	-	(3)	-
Impairments	-	-	530	8
Pension contributions	(1)	(1)	(6)	(5)
Loss (gain) on pension and other postretirement plan remeasurements	-	11	-	(7)
Change in operating assets and liabilities (a)	121	1	19	(129)
Total cash flows provided by operating activities from continuing operations	160	135	313	228
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(44)	(52)	(138)	(154)
Proceeds from disposal of property, plant and equipment	4	4	5	9
Purchase of operations - net of cash acquired	-	-	-	(2)
Proceeds from sale or restructuring of operations	9	-	9	-
Proceeds from settlement of Company-owned life insurance contracts	1	1	8	3
Company-owned life insurance payments	(4)	(1)	(6)	(3)
Net purchase of funds restricted for specific transactions	-	(4)	(3)	(7)
Reimbursements from restricted investments	9	7	35	32
Proceeds from sale of securities	5	192	21	348
Purchases of securities	(5)	(192)	(21)	(348)
Proceeds from the settlement of derivative instruments	-	2	-	6
Payments for the settlement of derivative instruments	-	-	-	(2)
Total cash flows used by investing activities from continuing operations	(25)	(43)	(90)	(118)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	-	-	804	-
Repayment of long-term debt	-	(788)	(767)	(797)
Proceeds from (repayment of) short-term debt	(166)	(161)	115	(78)
Premium on long-term debt repayment	-	-	(59)	-
Repurchase of common stock	-	-	-	(200)
Debt issuance costs	-	-	(11)	-
Cash dividends paid	(16)	(16)	(66)	(64)
Stock based compensation employee withholding taxes paid in cash	(1)	(2)	(7)	(10)
Total cash flows provided (used) by financing activities from continuing operations	(183)	(967)	9	(1,149)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(48)	(875)	232	(1,039)
Cash provided (used) by discontinued operations
Operating cash flows	(12)	14	(110)	13
Investing cash flows	97	961	98	967
Effect of currency exchange rate changes on cash and cash equivalents	1	-	2	(3)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38	100	222	(62)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	416	132	232	294
CASH AND CASH EQUIVALENTS - END OF PERIOD	$454	$232	$454	$232

DEPRECIATION AND AMORTIZATION
Life Sciences	15	15	60	61
Personal Care and Household	20	20	77	79
Consumer Specialties	35	35	137	140
Specialty Additives	21	21	81	119
Performance Adhesives	4	4	15	14
Industrial Specialties	25	25	96	133
Intermediates & Solvents	3	4	14	13
Unallocated and other	-	-	-	3
	$63	$64	$247	$289
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2020	2019
Net income (loss)	$5	$411
Income tax expense (benefit)	9	22
Net interest and other expense	6	26
Depreciation and amortization	63	64
EBITDA	83	523
(Income) loss from discontinued operations (net of taxes)	(5)	(384)
Loss on pension and other postretirement plan remeasurements	-	11
Operating key items (see Table 5)	76	-
Adjusted EBITDA	$154	$150

Life Sciences
Operating income	$26	$26
Add:
Depreciation and amortization	15	15
Operating key items (see Table 5)	10	-
Adjusted EBITDA	$51	$41

Personal Care and Household
Operating income	$13	$27
Add:
Depreciation and amortization	20	20
Operating key items (see Table 5)	13	-
Adjusted EBITDA	$46	$47

Adjusted EBITDA - Consumer Specialties Total
Operating income	$39	$53
Add:
Depreciation and amortization	35	35
Operating key items (see Table 5)	23	-
Adjusted EBITDA	$97	$88

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4 (Continued)

	Three months ended
	September 30
	2020	2019
Specialty Additives
Operating income	$5	$22
Add:
Depreciation and amortization	21	21
Operating key items (see Table 5)	18	-
Adjusted EBITDA	$44	$43

Performance Adhesives
Operating income	$16	$15
Add:
Depreciation and amortization	4	4
Adjusted EBITDA	$20	$19

Adjusted EBITDA - Industrial Specialties Total
Operating income	$21	$37
Add:
Depreciation and amortization	25	25
Operating key items (see Table 5)	18	-
Adjusted EBITDA	$64	$62

Adjusted EBITDA - Intermediates and Solvents
Operating income	$(3)	$9
Add:
Depreciation and amortization	3	4
Operating key items (see Table 5)	6	-
Adjusted EBITDA	$6	$13

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended September 30, 2020
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Inventory control measures	$(10)	$(13)	$(23)	$(18)	$-	$(18)	$(6)	$-	$(47)
Environmental reserve adjustments	-	-	-	-	-	-	-	(7)	(7)
Restructuring, separation and other costs	-	-	-	-	-	-	-	(22)	(22)
All other operating income (loss)	36	26	62	23	16	39	3	(13)	91
Operating income (loss)	26	13	39	5	16	21	(3)	(42)	15

NET INTEREST AND OTHER EXPENSE
Key items								(11)	(11)
All other net interest and other expense								17	17
								6	6

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(13)	(13)
Tax specific key items (b)								8	8
All other income tax expense (benefit)								14	14
								9	9
INCOME (LOSS) FROM CONTINUING OPERATIONS	$26	$13	$39	$5	$16	$21	$(3)	$(57)	$-

	Three Months Ended September 30, 2019
	Life Sciences	Personal Care and Household	Consumer Specialties	Specialty Additives	Performance Adhesives	Industrial Specialties	Intermediates and Solvents	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$-	$-	$-	$-	$-	$(1)	$(1)
Proxy Costs	-	-	-	-	-	-	-	1	1
All other operating income (loss)	26	27	53	22	15	37	9	(14)	85
Operating income (loss)	26	27	53	22	15	37	9	(14)	85

NET INTEREST AND OTHER EXPENSE
Key items								1	1
All other net interest and other expense								25	25
								26	26

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items								(11)	(11)
All other net periodic benefit costs								-	-

NET INCOME ON DIVESTITURES								1	1

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)								(3)	(3)
Tax specific key items (b)								11	11
All other income tax expense (benefit)								14	14
								22	22
INCOME (LOSS) FROM CONTINUING OPERATIONS	$26	$27	$53	$22	$15	$37	$9	$(72)	$27
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 7 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended		Year Ended
	September 30		September 30
Free cash flows (a)	2020	2019	2020	2019
Total cash flows provided by operating activities from continuing operations	$160	$135	$313	$228
Adjustments:
Additions to property, plant and equipment	(44)	(52)	(138)	(154)
Free cash flows (a)	$116	$83	$175	$74

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended		Year Ended
	September 30		September 30
Adjusted operating income (loss)	2020	2019	2020	2019
Operating income (loss) (as reported)	$15	$85	$(388)	$166
Key items, before tax:
Goodwill impairment	-	-	530	-
Restructuring, separation and other costs	22	(1)	58	90
Inventory control measures	47	-	51	-
Environmental reserve adjustments	7	-	26	15
Proxy costs	-	1	-	4
Tax indemnity expense	-	-	-	6
Unplanned plant shutdowns	-	-	-	2
Adjusted operating income (non-GAAP)	$91	$85	$277	$283

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year Ended
	September 30		September 30
	2020	2019	2020	2019
Income (loss) from continuing operations (as reported)	$-	$27	$(491)	$24
Key items, before tax:
Goodwill impairment	-	-	530	-
Restructuring, separation and other costs	22	1	58	90
Inventory control measures	47	-	51	-
Environmental reserve adjustments	7	-	26	15
Proxy costs	-	(1)	-	4
Tax indemnity expense	-	-	-	6
Unplanned plant shutdowns	-	-	-	2
Gain on pension and other postretirement plan remeasurements	-	11	-	(7)
Unrealized (gain) loss on securities	(11)	(5)	(20)	(7)
Accelerated amortization of debt issuance costs	-	-	8	-
Loss on early retirement of debt	-	-	59	-
Debt refinancing costs	-	6	-	6
Net loss on acquisitions and divestitures	-	-	-	3
Key items, before tax	65	12	712	112
Tax effect of key items (a)	(13)	(3)	(33)	(14)
Key items, after tax	52	9	679	98
Tax specific key items:
Deferred tax rate changes	-	-	-	2
One-time transition tax	-	-	-	28
Uncertain tax positions	3	2	3	(6)
Restructuring and separation activity	-	13	-	12
Other tax reform related activity	5	(1)	(20)	(1)
Other	-	(3)	-	-
Tax specific key items (b)	8	11	(17)	35
Total key items	60	20	662	133
Adjusted income from continuing operations (non-GAAP)	$60	$47	$171	$157
Amortization expense adjustment (net of tax) (c)	16	17	67	67
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$76	$64	$238	$224

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2019 and 2020.
(c)

Amortization expense adjustment (net of tax) tax rates were 24% and 21% for the three and twelve months ended September 30, 2020, respectively, and 21% and 23% for the three and twelve months ended September 30, 2019, respectively.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year Ended
	September 30		September 30
	2020	2019	2020	2019
Diluted EPS from continuing operations (as reported)	$-	$0.44	$(8.10)	$0.39
Key items, before tax:
Goodwill impairment	-	-	8.75	-
Restructuring, separation and other costs	0.36	0.01	0.95	1.42
Inventory control measures	0.77	-	0.83	-
Environmental reserve adjustments	0.12	-	0.42	0.24
Proxy costs	-	(0.01)	-	0.07
Tax indemnity expense	-	-	-	0.10
Unplanned plant shutdowns	-	-	-	0.03
Gain on pension and other postretirement plan remeasurements	-	0.18	-	(0.11)
Unrealized (gain) loss on securities	(0.18)	(0.07)	(0.33)	(0.11)
Accelerated amortization of debt issuance costs	-	-	0.13	-
Debt refinancing costs	-	0.09	0.97	0.09
Net loss on acquisitions and divestitures	-	-	-	0.05
Key items, before tax	1.07	0.20	11.72	1.78
Tax effect of key items (a)	(0.21)	(0.05)	(0.54)	(0.22)
Key items, after tax	0.86	0.15	11.18	1.56
Tax specific key items:
Deferred tax rate changes	-	-	-	0.03
One-time transition tax	-	-	-	0.44
Uncertain tax positions	0.05	0.03	0.05	(0.09)
Restructuring and separation activity	-	0.21	-	0.19
Other tax reform related activity	0.08	(0.02)	(0.33)	(0.02)
Other	-	(0.04)	-	-
Tax specific key items (b)	0.13	0.18	(0.28)	0.55
Total key items	0.99	0.33	10.90	2.11
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.99	$0.77	$2.80	$2.50
Amortization expense adjustment (net of tax) (c)	0.26	0.26	1.10	1.05
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$1.25	$1.03	$3.90	$3.55

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2019 and 2020.
(c)

Amortization expense adjustment (net of tax) tax rates were 24% and 21% for the three and twelve months ended September 30, 2020, respectively, and 21% and 23% for the three and twelve months ended September 30, 2019, respectively.

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions - preliminary and unaudited)

	Year Ended
	September 30
	2020	2019
Net income (loss)	$(508)	$505
Income tax expense (benefit)	(12)	46
Net interest and other expense	119	99
Depreciation and amortization (a)	247	250
EBITDA	(154)	900
(Income) loss from discontinued operations (net of taxes)	17	(481)
Key items included in EBITDA:
Goodwill impairment	530	-
Restructuring, separation and other costs (b)	58	51
Accelerated depreciation	-	39
Inventory control measures	51	-
Environmental reserve adjustments	26	15
Proxy costs	-	4
Tax indemnity expense	-	6
Unplanned plant shutdowns	-	2
Gain on pension and other postretirement plan remeasurements	-	(7)
Net loss on acquisitions and divestitures (c)	-	3
Adjusted EBITDA (d)	$528	$532
(a)	Excludes zero and $39 million of accelerated depreciation during 2020 and 2019, respectively.
(b)	Includes impairments of $8 million during 2019.
(c)	Excludes expense of $3 million during 2019 related to ongoing adjustments of previous divestiture transactions.
(d)	Includes $2 million and $9 million during 2020 and 2019, respectively of net period pension and other postretirement costs (income) recognized ratably throughout the fiscal year.